Exhibit 10.3

AMENDMENT NO. 1 TO THE FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

GEVO DEVELOPMENT, LLC

This Amendment No. 1 (the “Amendment”) to the First Amended and Restated Limited Liability Company Agreement (the “Agreement”) of Gevo Development, LLC, a Delaware limited liability company (the “Company”) dated as of August 5, 2010 is made and entered into as of May 9, 2014 by Gevo, Inc., a Delaware corporation, as the sole member of the Company (the “Member”).

WHEREAS, pursuant to Section 12.1 of the Agreement, the Member wishes to amend the Agreement as set forth herein.  Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Agreement.

NOW, THEREFORE, the Agreement is hereby amended as follows:

1.  Amendments.

(a) Section 2.5 of the Agreement is hereby amended by adding the following language at the end thereof:

“Notwithstanding anything to the contrary contained herein, any restrictions on Transfer set forth in this Agreement shall not apply to the pledge, grant of security interest in, or encumbrance by any Member of its right, interest or obligation with respect to all or any portion of its Membership Interests to any holder of the debt obligations (including, without limitation, any guarantee obligations) of any Member (or agent and/or trustee acting on behalf of such holder), or to any foreclosure upon, subsequent disposition of or any other exercise of remedies in respect of such Membership Interests by such holder (or agent and/or trustee acting on behalf of such holder), in accordance with any applicable documents governing such debt obligations (including, without limitation, any security agreements, pledge agreements or guarantees).  Any such debt holder (or agent and/or trustee acting on behalf of such holder) will have the express right to exercise such rights and remedies in connection with any Transfer pursuant to any foreclosure or disposition.”

(b) Section 10.1 of the Agreement is hereby amended by adding the following language at the end thereof:

“None of the events described in Section 18-304 of the Act shall cause the Member to cease to be a member of the LLC and, upon the occurrence of such event, Development shall continue without dissolution.”

2.  Effect.  The Agreement, as amended by this Amendment, is hereby ratified, approved and confirmed in each and every respect.  Except as specifically amended or modified herein, the Agreement shall continue in full force and effect in accordance with the terms thereof.

3.  Governing Law.  This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to its principles of conflicts of laws.

4.  Counterparts; Electronic Signatures.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the Parties may execute this Amendment by signing any such counterpart.  Facsimile, pdf and other electronic signatures to this Amendment shall have the same effect as original signatures.

5.  Headings.  Article, section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

IN WITNESS WHEREOF, the Member has executed this Amendment on the date first above written.

GEVO, INC.

By:	/s/ Brett Lund

Name: Brett Lund

Title: General Counsel and Secretary